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      NUMBER                    [LOGO]                        SHARES

                             EPL TECHNOLOGIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           PAR VALUE $0.01 PER SHARE

THIS CERTIFIES THAT SPECIMEN is the owner of __________________________________ shares of the SERIES B CONVERTIBLE PREFERRED STOCK of EPL TECHNOLOGIES, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

        The Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class authorized to be issued.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _________________________ day of __________________ A.D. 19 ______.

_______________________________                 ________________________________
                    CHAIRMAN                                        SECRETARY

                                     [SEAL]
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        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM - as tenants in common                            UNIF GIFT MIN ACT - _____ Custodian______ under
        TEN ENT - as tenants by the entireties                                        (Cust)         (Minor)
        JT ENT  - as joint tenants with a right of survivorship                     Uniform Gifts to Minor Act__________
                  and not as tenants in common                                                                  (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, __hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________ 19__

In presence of

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